UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 13, 2005

CARDIAC SCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19567	33-0465681
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

1900 Main Street, Suite 700, Irvine, California		92614
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (949) 797-3800

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

(a) Third Amendment to OEM Purchase Agreement

On June 13, 2005, Cardiac Science, Inc. (“Cardiac Science”) announced that it entered into an amendment (the “Purchase Amendment”) to the OEM Purchase Agreement dated July 29, 2003, as amended (the “Purchase Agreement”), with GE Medical Systems Information Technologies, Inc. (“GEMS-IT”). Pursuant to the terms of the Purchase Agreement, Cardiac Science manufactures, sells, licenses and supports a specific line of defibrillator products that are either sold as or incorporated into GEMS-IT products under the GEMS-IT label. In addition, the Purchase Agreement grants GEMS-IT an exclusive right to sell the specific line of defibrillator products on a worldwide basis. The Purchase Amendment extends the term of the Purchase Agreement, providing that the Purchase Agreement will continue until the later to occur of (i) three years after the date of the first delivery to GEMS-IT by Cardiac Science of defibrillator products capable of commercial resale in the United States and Europe or (ii) December 31, 2008. The Purchase Amendment also provides that the Purchase Agreement may be extended beyond the initial term for up to two additional one-year periods at the option of GEMS-IT, provided that GEMS-IT must purchase a specific number of defibrillator products from Cardiac Science in the twelve-month period immediately preceding each such additional period. Further, the Purchase Amendment states that GEMS-IT will provide product, warranty and other services to customers outside of the United States and Canada.

(b) Third Amendment to OEM Purchase and Supply Agreement

Cardiac Science also entered into an amendment (the “Purchase and Supply Amendment”) to the OEM Purchase and Supply Agreement dated July 29, 2003, as amended (the “Purchase and Supply Agreement”), with GEMS-IT. Pursuant to the terms of the Purchase and Supply Agreement, Cardiac Science manufactures, sells, licenses and supports a specific line of Cardiac Science defibrillator products for sale under the GEMS-IT label. In addition, the Purchase and Supply Agreement grants GEMS-IT a non-exclusive right to promote, sell and distribute such defibrillator products worldwide, with certain limited exceptions. The Purchase and Supply Amendment extends the term of the Purchase and Supply Agreement, providing that the Purchase and Supply Agreement will continue until June 30, 2009, unless terminated earlier under the terms of the Purchase and Supply Agreement. The Purchase and Supply Amendment also states that GEMS-IT will provide product, warranty and other services to customers outside of the United States and Canada.

(c) Exclusive Distribution Agreement for United States and Canadian Hospitals

Cardiac Science entered into an Exclusive Distribution Agreement for United States and Canadian Hospitals (the “Exclusive Distribution Agreement”) with GEMS-IT. The Exclusive Distribution Agreement supplements the Purchase and Supply Agreement by providing GEMS-IT with the exclusive right to promote, sell and distribute a specific line of Cardiac Science defibrillator products to hospital markets in the United States and Canada. The Exclusive Distribution Agreement will continue until June 30, 2009; provided, however, that Cardiac Science may terminate the Exclusive Distribution Agreement under certain circumstances, including GEMS-IT’s failure to comply with the minimum purchase obligations set forth in the Exclusive Distribution Agreement. In addition, the Exclusive Distribution Agreement provides that Cardiac Science will refer all hospital requests for such defibrillator products to GEMS-IT.

The foregoing descriptions of the Purchase Amendment, the Purchase and Supply Amendment and the Exclusive Distribution Agreement do not purport to be complete and are qualified in their entirety by reference to such documents, copies of which will be filed as exhibits to Cardiac Science’s Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2005. A copy of the press release announcing the Purchase Amendment, the Purchase and Supply Amendment and the Exclusive Distribution Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 14, 2005, an interview with Raymond Cohen, Chairman and Chief Executive Officer of Cardiac Science, was published in the Orange County Register. The text of the interview is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description
99.1	Press Release, dated June 13, 2005
99.2	Interview with Raymond Cohen, published June 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIAC SCIENCE, INC.

June 16, 2005	By:	/s/ Roderick de Greef
Roderick de Greef
Executive Vice President and Chief Financial Officer